UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2014

HORIZON LINES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 West Tyvola Road

Coliseum 3, Suite 530

Charlotte, North Carolina 28217

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

On November 11, 2014, Horizon Lines, Inc. (the “Company”) issued a press release announcing that it will cease providing liner service between the U.S. and Puerto Rico by the end of 2014 and discontinue terminal services in Puerto Rico in the first quarter of 2015. The Company has incurred substantial cumulative losses and negative cash flows from its Puerto Rico operations during recent years and in 2014. In addition, the two vessels serving the Puerto Rico trade were built in the early 1970’s and have become increasingly costly to operate and maintain.

The Company will classify the Puerto Rico business activities as a discontinued operation and expects to record a pretax restructuring charge of between $90 million and $100 million. The charge includes estimated costs relating to employee severance and termination benefits of $35 million to $45 million and approximately $55 million of costs primarily related to equipment impairment and contract termination costs. In connection with the discontinuation of Puerto Rico operations, the Company expects to make cash payments of approximately $85 million to $95 million.

A copy of the press release is attached to this Current Report on Form 8-K as exhibit 99.1 and is incorporated in this Item 2.05 by reference.

SAFE HARBOR STATEMENT/FORWARD LOOKING STATEMENTS

This report may contain predictions, estimates and other information that constitute “forward-looking statements” with the meaning of federal securities laws. The forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. Words such as, but not limited to, “will,” “would,” “expect,” “estimate,” “schedule,” “anticipate,” “believe,” “intend,” “plan,” “projects,” “likely,” “could” and similar expressions or phrases identify forward-looking statements. These statements included, but are not limited to, any statement about the expected timing, completion and effects of the planned discontinuation of Puerto Rico operations.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

Factors that may cause actual results to differ from expected results include:

litigation or other legal proceedings relating to or our plans; risks that the actual costs incurred in implementing our plans will exceed our estimates; response by activist shareholders to the discontinuation of operations in Puerto Rico; the effect of the announcement of our plans, including impact on the Company’s relationships with customers, suppliers, regulators, and employees; operational and other complications that may arise affecting the implementation of our plans and business objectives; our ability to dispose of assets and the disposition prices thereof; unfavorable economic conditions in the markets we serve; or changes in laws and regulations.

In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release (including the exhibit hereto) might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, even if experience or future developments make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

See the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 22, 2013, as filed with the Securities and Exchange Commission for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Horizon Lines, Inc., dated November 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)

Date: November 17, 2014	By:	/s/ Michael T. Avara
Michael T. Avara
Executive Vice President and Chief Financial Officer

Exhibit Index

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Horizon Lines, Inc., dated November 11, 2014